Exhibit 99.1

MCG Capital Corporation 1100 Wilson Boulevard Suite 3000 Arlington, VA 22209 (703) 247-7500 (703) 247-7505 (FAX) MCGCapital.com FOR IMMEDIATE RELEASE	PRESS RELEASE Contact: Susan Camp (703) 247-7523 SCamp@MCGCapital.com

MCG Capital Corporation Declares First Quarter Dividend of $0.44 per share and

Reports First Quarter 2007 Results

ARLINGTON, VA – April 19, 2007 – MCG Capital Corporation (Nasdaq: MCGC) announced today its results for the quarter ending March 31, 2007. MCG will host an investment community conference call today at 10:00 a.m. ET.

Highlights:

	Three Months ended March 31,		% change
(dollars in millions except per share amounts)	2006	2007
Revenue	$37.6	$40.1	+7%
Net operating income (NOI)	$20.8	$20.0	-4%
Distributable net operating income (DNOI)	$21.4	$23.0	+7%
Net income	$26.4	$30.5	+16%
DNOI/share	$0.40	$0.40	—%
NOI/share	$0.39	$0.35	-10%
EPS	$0.50	$0.52	+4%
Gross originations and advances	$132.1	$177.9	+35%
Total investment portfolio at fair value at March 31	$1,105.1	$1,352.4	+22%
Net increase in investment portfolio	$7.5	$94.8

Dividend Declaration and Guidance

MCG also announced today that its board of directors has declared a second quarter 2007 dividend of $0.44 per share. The dividend is payable as follows:

Record date: May 24, 2007

Payable date: July 30, 2007

For 2007, MCG currently estimates that dividends will be at least $1.76 per share. This estimate takes into consideration estimates of distributable net operating income, capital gains, net income and taxable income for 2007. The tax attributes of 2007 dividends will be determined after the end of the year and reported to shareholders on a Form 1099.

Conference Call/Webcast/Replay:

MCG will host an investment community conference call today, Thursday, April 19th at 10:00 a.m. ET. Slides and financial information reviewed in the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

Conference Call:	Today – Thursday, April 19, 2007 at 10:00 a.m. ET
Dial-in Number:	800/289-0487 or 913/981-5538 for international callers (no access code required)
Live Webcast /Replay:	http://investor.mcgcapital.com
Call Replay:	888/203-1112 or 719/457-0820 for international callers – replay pass code #8435234, through April 26, 2007

MCG Capital Corporation

Press Release

April 19, 2007

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)

	March 31, 2007	December 31, 2006
	(unaudited)
Assets

Cash and cash equivalents	$17,559	$21,691
Cash, securitization accounts	20,866	15,931
Cash, restricted	2,620	2,587
Investments at fair value
Non-affiliate investments (cost of $636,646 and $595,885, respectively)	660,848	621,582
Affiliate investments (cost of $105,686 and $105,553, respectively)	109,820	109,890
Control investments (cost of $586,945 and $541,267, respectively)	581,764	526,140

Total investments (cost of $1,329,277 and $1,242,705, respectively)	1,352,432	1,257,612
Unearned income on commercial loans	(10,266)	(9,539)

Total investments net of unearned income	1,342,166	1,248,073
Interest receivable	11,659	10,451
Other assets	15,126	20,535

Total assets	$1,409,996	$1,319,268

Liabilities

Borrowings (maturing within one year of $206,602 and $167,983, respectively)	$606,102	$521,883
Interest payable	6,100	5,198
Dividends payable	26,170	24,652
Other liabilities	10,926	14,398

Total liabilities	649,298	566,131

Stockholders’ Equity
Preferred stock, par value $.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $.01, authorized 200,000 shares on March 31, 2007 and December 31, 2006, 59,472 issued and outstanding on March 31, 2007 and 58,694 issued and outstanding on December 31, 2006	595	587
Paid-in capital	831,990	828,795
Distributions in excess of earnings:
Paid -in capital	(78,072)	(78,072)
Other	(16,259)	(12,365)
Net unrealized appreciation on investments	23,155	14,907
Stockholder loans	(711)	(715)

Total stockholders’ equity	760,698	753,137

Total liabilities and stockholders’ equity	$1,409,996	$1,319,268

Net asset value per common share at period end	$12.79	$12.83

Note: Certain prior period information has been reclassified to conform to current year presentation

MCG Capital Corporation

Press Release

April 19, 2007

MCG Capital Corporation

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2006
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$19,040	$22,244
Affiliate investments (5% to 25% owned)	3,211	1,464
Control investments (more than 25% owned)	14,442	8,774

Total interest and dividend income	36,693	32,482
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	1,657	3,067
Affiliate investments (5% to 25% owned)	—	1,271
Control investments (more than 25% owned)	1,792	817

Total advisory fees and other income	3,449	5,155

Total revenue	40,142	37,637

Operating expenses
Interest expense	9,145	8,912
Employee compensation:
Salaries and benefits	5,502	5,462
Amortization of employee restricted stock awards	2,982	610

Total employee compensation	8,484	6,072
General and administrative expense	2,467	1,889

Total operating expenses	20,096	16,873

Net operating income before investment gains and losses and provision for income taxes on investment gains	20,046	20,764

Net realized gains (losses) on investments
Non-affiliate investments (less than 5% owned)	—	685
Affiliate investments (5% to 25% owned)	—	9
Control investments (more than 25% owned)	2,527	(2,910)

Total net realized gains (losses) on investments	2,527	(2,216)
Net unrealized appreciation (depreciation) on investments
Non-affiliate investments (less than 5% owned)	(1,495)	4,547
Affiliate investments (5% to 25% owned)	(203)	1,898
Control investments (more than 25% owned)	9,946	1,409

Total net unrealized appreciation (depreciation) on investments	8,248	7,854

Net investment gains before income taxes on investment gains	10,775	5,638
Provision for income taxes on investment gains	367	—

Net income	$30,454	$26,402

Earnings per common share basic and diluted	$0.52	$0.50
Cash dividends declared per common share	$0.44	$0.42
Weighted average common shares outstanding	58,067	53,197
Weighted average common shares outstanding and dilutive common stock equivalents	58,134	53,197

Note: Certain prior period information has been reclassified to conform to current year presentation

MCG Capital Corporation

Press Release

April 19, 2007

Valuation

MCG’s board of directors is responsible for determining the fair value of our portfolio investments on a quarterly basis. As part of our process for determining the fair value of our portfolio of investments as of December 31, 2006 and March 31, 2007, we retained independent valuation firms to perform independent valuations on certain of our portfolio companies and review certain of our fair value determinations. The independent valuations and the reviews were considered by our board of directors in its determination of the fair value of our portfolio companies as of December 31, 2006 and March 31, 2007. We intend to continue to obtain independent valuations or reviews of our fair value determinations and to periodically update those valuations and reviews. The following table summarizes the independent valuations and reviews that have been performed:

(dollars in millions)	Total Investments	Equity Investments
MCG portfolio value at March 31, 2007	$1,352.4	$381.8

Number of companies in our portfolio as of March 31, 2007 for which independent valuations or reviews of our fair value determinations have been obtained	21	19

Total value of companies in our portfolio as of March 31, 2007 for which independent valuations or reviews of our fair value determinations have been obtained	$736.7	$306.8

% of portfolio value as of March 31, 2007 for which independent valuations or reviews of our fair value determinations have been obtained	54%	80%

% of portfolio value that is greater than one year old as of March 31, 2007 for which independent valuations or reviews of our fair value determinations have been obtained	63%	93%

% of loans on non-accrual status as of March 31, 2007 for which independent valuations or reviews of our fair value determinations have been obtained	98%	N/A

Cleartel Investment

During the first quarter of 2007, we invested $8.6 million of subordinated debt in our second largest portfolio company, Cleartel Communications, Inc. (“Cleartel”), a competitive local exchange carrier (“CLEC”) serving primarily residential customers, and made additional changes to Cleartel’s debt structure. This amount is in addition to the $19.8 million of subordinated debt that we invested in Cleartel during the fourth quarter of 2006 in connection with Cleartel’s acquisition of Supra Telecom (“Supra”), a Florida-based CLEC.

As of March 31, 2007, we held Cleartel subordinated debt with a fair value of $80.5 million and Cleartel preferred stock with a fair value of $0.6 million, which includes a decrease in the fair value of the preferred stock of $40.1 million which was recorded during the fourth quarter of 2006. During the first quarter of 2007, Cleartel’s progress on the integration of Supra did not meet our expectations. As a result, the realization of expected synergies has not occurred as timely as expected and Cleartel incurred an estimated EBITDA loss of $0.8 million during the first quarter of 2007 which was not anticipated. No further reductions were recorded to the fair value of our Cleartel investments during the first quarter of 2007 since, at this time, we believe the expected synergies will be achieved over the next several quarters. However, since our Cleartel investment is a control investment and because Cleartel is not currently generating sufficient earnings to service its capital structure, we have placed the investment on non-

MCG Capital Corporation

Press Release

April 19, 2007

accrual status until the underlying financial results and cash flows of Cleartel improve. Cleartel’s underperformance during the quarter reduced our first quarter 2007 revenue, distributable net operating income, net operating income, and net income by approximately $3.0 million. Placing Cleartel on non-accrual status increased the percentage of our loan portfolio on non-accrual status at March 31, 2007 by 8.3% to 12.1%. At March 31, 2007, Cleartel represented approximately 6.0% of the fair value of our investments compared to 5.8% of the fair value of our investments at December 31, 2006. Cleartel was one of the portfolio companies for which an independent valuation was obtained as of December 31, 2006.

Our ability to recognize income from our investment in Cleartel in future periods will be dependent on the performance and value of Cleartel.

Broadview Investment

We hold preferred stock in Broadview Networks Holdings, Inc. (“Broadview”), a CLEC serving primarily business customers and our largest portfolio company, with an aggregate fair value of $166.9 million at March 31, 2007, which includes an increase in the fair value of the preferred stock of $38.1 million which was recorded during the fourth quarter of 2006. In February 2007, Broadview signed a definitive agreement to acquire InfoHighway Communications Corp., a New York-based integrated provider of hosted and managed communications solutions serving more than 12,000 business customers in the Mid-Atlantic and Northeast regions of the U.S. The transaction is expected to close in the second quarter of 2007 and is subject to regulatory approvals and other closing conditions. MCG’s investment in Broadview’s preferred stock is convertible into common stock and represents approximately a 52% ownership of the preferred stock and approximately a 51% ownership interest on an as-if converted basis. As of March 31, 2007, our preferred stock investment entitles us to aggregate claims of approximately $244.2 million, prior to any claims by Broadview common shareholders. We are also entitled to accumulating dividends on our preferred stock investment, which accumulate and compound quarterly at an annual rate of 12% on $244.2 million but are not payable in cash on a current basis. Further, because accumulating dividends are typically not considered as part of taxable income until they are received in cash, it is possible that our GAAP earnings may exceed our taxable earnings by a significant amount until such time as this investment is liquidated. Any amounts outstanding on Broadview’s $210 million senior secured notes and $25 million revolving credit facility with a third party are payable prior to any payments of preferred claims. Broadview was one of the portfolio companies for which an independent valuation was obtained as of December 31, 2006.

At March 31, 2007, our Broadview investment represented approximately 12.3% of the fair value of our total investments compared to 12.7% of the fair value of our total investments at December 31, 2006. Additionally, our investment in Broadview accounted for $7.1 million, or 17.8%, of our total operating income for the three months ended March 31, 2007, compared to $4.2 million, or 11.3%, of our operating income for the three months ended March 31, 2006.

Our ability to recognize income from our investment in Broadview on an ongoing basis will be dependent on the performance and value of Broadview.

Origination Activity

The fair value of our investment portfolio totaled $1.4 billion at March 31, 2007. The fair value of debt investments totaled $1.0 billion and $0.9 billion at March 31, 2007 and 2006, respectively. Gross originations and advances of $177.9 million included new originations of $104.0 million and advances of $73.9 million during the first quarter of 2007. The new originations of $104.0 million were composed of $50.6 million of senior debt, $28.8 million of secured subordinated debt and $24.6 million of equity. The significant new investments were:

MCG Capital Corporation

Press Release

April 19, 2007

•

$37.3 million, composed of $20.0 million in senior debt, $9.7 million in secured sub-debt and $7.6 million in preferred equity, to Coastal Sunbelt, LLC, and affiliates, a leading independent distributor and processor of fresh produce in the Mid-Atlantic region.

•

$26.1 million, composed of $14.1 million in senior debt and $12.0 million in preferred equity, to acquire Orbitel Communications, LLC, a cable TV operator providing advanced data and communications services located in Maricopa, Arizona.

•	$16.0 million in secured sub-debt to Citadel Plastics Holdings, Inc., to support the acquisition of The Matrixx Group, Inc., a leading manufacturer and supplier of custom engineered plastic compounds.

•

$13.0 million, composed of $11.5 million in senior debt and $1.5 million in preferred equity, to Velocity Technology Solutions, LLC, to support their acquisition of application hosted client relationships.

Employee Restricted Stock

During the quarter ended March 31, 2007, we recognized compensation expense related to restricted stock awards of approximately $3.0 million, compared to approximately $0.6 million for the quarter ended March 31, 2006. We granted approximately 981,000 shares of restricted stock during the first quarter of 2007 pursuant to our 2006 Employee Restricted Stock Plan. The forfeiture provisions will lapse quarterly with respect to 781,000 of these shares through December 31, 2010. The remaining 200,000 of the shares of restricted stock that were granted are subject to both time- and performance-based forfeiture provisions. The forfeiture provisions lapsed for 50,000 of these shares during the quarter ended March 31, 2007. As a result, we recognized all of the compensation expense, or approximately $1.0 million, related to the 50,000 performance-based restricted shares for which forfeiture provisions lapsed during the quarter ended March 31, 2007, and will recognize compensation expense with respect to the remaining 150,000 performance-based shares over the next three years.

Recent Developments

On April 3, 2007, we entered into the sixth amendment to our MCG Commercial Loan Funding Trust facility, funded by Three Pillars Funding LLC, as asset-backed commercial paper conduit administered by SunTrust Capital Markets, Inc. Pursuant to this amendment, the scheduled termination date has been extended from November 2007 to November 2010. This facility remains subject to annual renewal by the lender. The next annual renewal date is July 27, 2007.

MCG Capital Corporation

Press Release

April 19, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	2006 Q1	2006 Q2	2006 Q3	2006 Q4	2007 Q1
Income statement:
Interest and dividend income	$32,482	$33,431	$34,339	$38,593	$36,693
Advisory fees and other income	5,155	1,839	6,525	2,029	3,449

Total revenue	37,637	35,270	40,864	40,622	40,142
Interest expense	8,912	8,695	9,808	8,825	9,145
Salaries & benefits	5,462	4,991	6,756	4,109	5,502
G & A	1,889	1,954	3,076	2,802	2,467

Distributable net operating income (DNOI)	21,374	19,630	21,224	24,886	23,028
Amortization of employee restricted stock awards	610	745	1,160	955	2,982

Net operating income before investment gains and losses and provision (benefit) for income taxes	20,764	18,885	20,064	23,931	20,046
Net investment gains and losses	5,638	7,617	2,029	4,733	10,775
Provision for (benefit from) income taxes	—	3,592	(23)	(857)	367

Net income	$26,402	$22,910	$22,116	$29,521	$30,454

Reconciliation of distributable net operating income (DNOI) to net operating income:
Net operating income before investment gains and losses and provision (benefit) for income taxes	$20,764	$18,885	$20,064	$23,931	$20,046
Amortization of employee restricted stock awards	610	745	1,160	955	2,982

DNOI	$21,374	$19,630	$21,224	$24,886	$23,028

DNOI per share-weighted average common shares outstanding (a)	$0.40	$0.37	$0.40	$0.44	$0.40
Per common share statistics:
Weighted average common shares outstanding	53,197	53,230	53,281	57,166	58,067
Net operating income before investment gains and losses and provision for income taxes per common share - basic and diluted	$0.39	$0.35	$0.38	$0.42	$0.35
Earnings per common share - basic and diluted	0.50	0.43	0.42	0.52	0.52
Net asset value per common share - period end	12.59	12.65	12.67	12.83	12.79
Dividends declared per common share	0.42	0.42	0.42	0.42	0.44

(a)	DNOI is net operating income before investment gains and losses and provision for income taxes, as determined in accordance with U.S. generally accepted accounting principles (“GAAP”), adjusted for amortization of employee restricted stock awards. We view DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of our operating performance exclusive of employee restricted stock amortization, which represents an expense of the company but does not require settlement in cash. DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in our consolidated financial statements, to help analyze how our business is performing.

MCG Capital Corporation

Press Release

April 19, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	2006 Q1	2006 Q2	2006 Q3	2006 Q4	2007 Q1
Selected average balance sheet and income statement statistics:
Average quarterly loan portfolio - fair value	$922,129	$867,759	$882,543	$898,226	$916,826
Average quarterly total investment portfolio - fair value	1,096,538	1,065,329	1,126,910	1,224,725	1,275,280
Average quarterly total assets	1,220,759	1,185,552	1,206,084	1,281,747	1,333,113
Average quarterly stockholders’ equity	658,403	664,743	668,115	729,222	750,058
Return on average total assets (trailing 12 months)
Net operating income before investment gains and losses and provision for income taxes	6.03%	6.04%	6.43%	6.84%	6.63%
Net income	7.37%	7.37%	7.57%	8.25%	8.39%
Return on average equity (trailing 12 months)
Net operating income before investment gains and losses and provision for income taxes	10.78%	10.79%	11.66%	12.30%	11.80%
Net income	13.16%	13.18%	13.73%	14.84%	14.94%
Yield on average loan portfolio at fair value
Average LIBOR	4.76%	5.21%	5.43%	5.37%	5.36%
Spread to average LIBOR on average loan portfolio at fair value	7.25%	7.57%	7.05%	7.57%	6.54%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.70%	0.24%	0.23%	0.16%	0.20%
Total yield on average loan portfolio at fair value	12.71%	13.02%	12.71%	13.10%	12.10%
Cost of funds
Average LIBOR	4.76%	5.21%	5.43%	5.37%	5.36%
Spread to LIBOR excluding amortization of deferred debt issuance costs	0.99%	1.03%	1.09%	1.11%	1.01%
Impact of amortization of deferred debt issuance costs	0.93%	0.80%	1.18%	0.29%	0.33%
Total cost of funds	6.68%	7.04%	7.70%	6.77%	6.70%
Net interest margin	8.60%	9.19%	8.52%	9.51%	8.64%

Selected period end balance sheet statistics:
Total investment portfolio at fair value	$1,105,072	$1,087,594	$1,207,186	$1,257,612	$1,352,432
Total assets	1,278,993	1,213,024	1,276,156	1,319,268	1,409,997
Borrowings	573,945	497,618	554,679	521,883	606,102
Total equity	671,810	675,389	676,604	753,137	760,698
Cash, securitization accounts	119,596	74,342	20,718	15,931	20,866
Period end debt to period end equity	85.43%	73.68%	81.98%	69.29%	79.68%
Period end debt, net of cash, securitization accounts to period end equity	67.63%	62.67%	78.92%	67.18%	76.93%

Other statistics (at period end):
Number of portfolio companies	89	88	90	83	84
Number of employees	79	79	85	85	86
Loans on non-accrual as a percentage of total debt investments (fair value)	2.62%	3.17%	2.93%	3.89%	12.10%
Loans on non-accrual as a percentage of total investments (fair value)	2.16%	2.56%	2.15%	2.81%	8.68%
Loans past due greater than 90 days as a percentage of total debt investments (fair value)	1.41%	1.36%	1.64%	2.41%	2.31%
Loans past due greater than 90 days as a percentage of total investments (fair value)	1.16%	1.10%	1.20%	1.74%	1.65%
Loans past due greater than 90 days and non-accrual loans as a percentage of total debt investments (fair value)	2.62%	3.17%	3.15%	4.09%	12.28%
Loans past due greater than 90 days and non-accrual loans as a percentage of total investments (fair value)	2.16%	2.56%	2.31%	2.96%	8.81%

MCG Capital Corporation

Press Release

April 19, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	2006 Q1	2006 Q2	2006 Q3	2006 Q4	2007 Q1
Investment rating: (b)
IR 1 total investments at fair value (c)	$499,773	$508,699	$671,848	$785,317	$840,972
IR 2 total investments at fair value	349,703	330,764	308,160	285,530	261,028
IR 3 total investments at fair value	178,604	166,927	135,059	158,223	224,390
IR 4 total investments at fair value	75,849	80,184	91,095	23,585	24,748
IR 5 total investments at fair value	1,143	1,020	1,024	4,957	1,294

IR 1 percentage of total portfolio	45.2%	46.8%	55.7%	62.4%	62.2%
IR 2 percentage of total portfolio	31.6%	30.4%	25.5%	22.7%	19.3%
IR 3 percentage of total portfolio	16.2%	15.3%	11.2%	12.6%	16.6%
IR 4 percentage of total portfolio	6.9%	7.4%	7.5%	1.9%	1.8%
IR 5 percentage of total portfolio	0.1%	0.1%	0.1%	0.4%	0.1%

New investments by security type
Secured senior debt	$44,990	$32,753	$61,211	$37,083	$73,202
Subordinated debt	59,040	33,002	91,904	72,751	70,691
Preferred equity	21,410	6,849	108,605 (d)	17,299	33,945
Common/Common equivalents equity	6,708	530	790	887	52

Total	$132,148	$73,134	$262,510	$128,020	$177,890

Exits and repayments by security type
Secured senior debt	$105,753	$93,808	$58,878	$49,009	$31,114
Subordinated debt	20,602	3,127	85,172	26,708	51,990
Equity	3,802	1,282	862	6,588	10,709

Total	$130,157	$98,217	$144,912	$82,305	$93,813

Exits and repayments by transaction type
Scheduled principal amortization	$13,367	$7,107	$7,712	$7,736	$5,487
Senior loan sales	4,122	83,144	13,465	2,000	2,000
Principal prepayments	104,808	4,558	112,825 (d)	64,278	72,266
Payment of accrued payment-in-kind interest and dividends	4,058	3,283	10,111 (d)	2,464	4,740
Sale of equity investments	3,802	125	799	5,827	9,320

Total	$130,157	$98,217	$144,912	$82,305	$93,813

Composition of investments at period end, fair value
Secured senior debt	$461,790	$407,223	$408,827	$389,721	$431,038
Subordinated debt
Secured	386,070	407,082	452,566	494,992	514,073
Unsecured	63,224	64,832	24,555	24,666	25,478

Total debt	911,084	879,137	885,948	909,379	970,589

Preferred equity	149,531	152,640	265,466	285,150	326,567
Common/Common equivalents equity	44,457	55,817	55,772	63,083	55,276

Total equity	193,988	208,457	321,238	348,233	381,843

Total	$1,105,072	$1,087,594	$1,207,186	$1,257,612	$1,352,432

Percentage of investments at period end, fair value
Secured senior debt	41.8%	37.4%	33.9%	31.0%	31.9%
Subordinated debt
Secured	34.9%	37.4%	37.5%	39.3%	38.0%
Unsecured	5.7%	6.0%	2.0%	2.0%	1.9%

Total debt	82.4%	80.8%	73.4%	72.3%	71.8%

Preferred equity	13.5%	14.1%	22.0%	22.7%	24.1%
Common/Common equivalents equity	4.1%	5.1%	4.6%	5.0%	4.1%

Total equity	17.6%	19.2%	26.6%	27.7%	28.2%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

MCG Capital Corporation

Press Release

April 19, 2007

(b)	MCG uses an investment rating system to characterize and monitor our expected level of returns on each investment in our portfolio. We use the following 1 to 5 investment rating scale:
	1	Capital gain expected or realized
	2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
	3	Full return of principal and interest or dividend expected but customer requires closer monitoring
	4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
	5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment
(c)	At March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007, approximately $358,301, $352,480, $402,087, $447,389 and $465,960, respectively, of our investments with an investment rating of “1” were loans to companies in which we also hold equity securities or for which we have already realized a gain on our equity investment.
(d)	Includes approximately $41,460 of subordinated debt and $9,654 of paid-in-kind interest which was converted to preferred equity during the third quarter of 2006.

About MCG Capital Corporation

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. Our investment objective is to achieve current income and capital gains. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:

This press release contains forward-looking statements (i.e., statements that are not historical fact) describing the Company’s future plans and objectives, such as our expectation to re-deploy cash balances into new investments, or the expected value resulting from a portfolio company’s acquisition. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission, including our Form 10-Ks, Form 10-Qs and Form 8-Ks. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. We undertake no obligation to update such statements to reflect subsequent events.